EXHIBIT 99.1
NEWS BULLETIN
RE: CLAIRE’S STORES, INC.
2400 WEST CENTRAL ROAD, HOFFMAN ESTATES, ILLINOIS 60192
CLAIRE’S STORES, INC. REPORTS FISCAL 2010
FOURTH QUARTER AND FULL YEAR RESULTS
CHICAGO, April 20, 2011. Claire’s Stores, Inc., one of the world’s leading specialty retailers of fashionable accessories and jewelry at affordable prices for young women, teens, tweens, and girls ages 3 to 27, today reported its financial results for the fiscal 2010 fourth quarter and fiscal year, which ended January 29, 2011.
Fourth Quarter Results
The Company reported net sales of $421.9 million for the fiscal 2010 fourth quarter, an increase of $11.2 million, or 2.7% compared to the fiscal 2009 fourth quarter. The increase was attributable to an increase in same store sales and new store sales, partially offset by foreign currency effect of our foreign locations’ sales, closed stores and decreases in shipments to franchisees. Net sales would have increased 4.5% excluding the impact from foreign currency rate changes.
Consolidated same store sales increased 3.2% in the fiscal 2010 fourth quarter consisting of a 4.7% increase in North America and a 0.6% increase in Europe. We compute same store sales on a local currency basis, which eliminates any impact from changes in foreign exchange rates.
Chief Executive Officer Gene Kahn commented, “We are coming off a very strong global performance in 2010 having posted a positive 6.5% same store sales increase for the year with a positive 7.8% increase in North America and a 4.3% increase in Europe. We are encouraged by the fact that we have had five straight quarters of same store sales growth. While we benefited to some degree by the stabilization of the broader economy, we were still well positioned at the forefront of our peer group of specialty retailers.
As we began the year and emerged from the difficult economy in 2009, we reengaged for growth and put into place a series of initiatives to achieve that performance. The work that we did to upgrade the merchandise selection, distort our assortment to capitalize on the opportunity in Accessories and improve the in-store environment enabled us to create strong positive momentum. Our global team of committed and talented executives and associates provided the strong leadership required for this level of sales and EBITDA performance.
In 2011, we will continue to drive organic growth through our merchandise, stores and customer offense. In addition, we intend to increase our global reach through further new store expansion, on both an owned and franchised basis, and new distribution channels. We are particularly excited about our upcoming launch of E-Commerce in the U.S. this summer and the associated brand enhancement that it will provide. ”
Gross profit percentage decreased 50 basis points to 52.7% during the fiscal 2010 fourth quarter compared to 53.2% during the comparable prior year quarter. The decrease consisted of a 60 basis point decrease in merchandise margin, partially offset by a 10 basis point decrease in occupancy costs. The improvement in occupancy rate is due to the leveraging effect of higher sales. The decrease in merchandise margin was primarily due to an increase in markdowns and freight expense.
Selling, general and administrative expenses decreased $1.1 million, or 0.8%, compared to the fiscal 2009 fourth quarter. This decrease was the result of a $2.9 million benefit from foreign currency translation effect offset by a $1.8 million increase in costs. As a percentage of net sales, selling, general and administrative expenses decreased 110 basis points.
Adjusted EBITDA in the fiscal 2010 fourth quarter was $97.0 million compared to $93.4 million in the fiscal 2009 fourth quarter. The Company defines Adjusted EBITDA as earnings before provision for income taxes, gain on early debt extinguishment, interest income and expense, impairment, depreciation and amortization, excluding the impact of transaction-related costs incurred in connection with its May 2007 acquisition and other non-recurring or non-cash expenses, and normalizing occupancy costs for certain rent-related adjustments. Net income for the 2010 fourth quarter was $21.3 million. A reconciliation of net income to Adjusted EBITDA is attached.

At January 29, 2011, cash and cash equivalents were $279.8 million, including restricted cash of $23.9 million, and $194.0 million continued to be drawn on the Company’s Revolving Credit Facility. Subsequent to January 29, 2011, we paid down the entire $194.0 million of the Revolver and $241.0 million of term loan indebtedness under the senior secured term loan with proceeds from our $450.0 million Senior Secured Second Lien Notes offering.
During the fiscal 2010 fourth quarter, we generated cash from operating activities of $91.2 million after making $35.9 million of interest payments during the quarter. Capital expenditures, during the three months ended January 29, 2011, were $20.0 million, of which $17.2 million related to new store openings and remodeling projects, compared with $7.3 million of capital expenditures during the three months ended January 30, 2010.
Fiscal 2010 Results
Net sales in fiscal 2010 were $1,426.4 million, an increase of $84.0 million, or 6.3%, compared to 2009. Consolidated same store sales increased 6.5% in fiscal 2010. In North America, same store sales increased 7.8% in fiscal 2010 while Europe same store sales increased 4.3%.
Adjusted EBITDA in fiscal 2010 was $263.9 million, compared to $233.9 million in fiscal 2009. Net income for fiscal 2010 was $4.3 million. A reconciliation of net income (loss) to Adjusted EBITDA is attached. In addition, during fiscal 2010, the company paid $79.9 million to retire $14.0 million of Senior Notes, $57.2 million of Senior Toggle Notes and $22.6 million of Senior Subordinated Notes.

Store Count as of:	January 29, 2011	October 30, 2010	January 30, 2010
North America	1,972	1,983	1,993
Europe	1,009	988	955

Subtotal Company-Owned	2,981	2,971	2,948

Joint Venture	—	—	211
Franchise and License	395	398	195

Subtotal Non-Owned	395	398	406

Total	3,376	3,369	3,354

Conference Call Information
The Company will host its fourth quarter conference call on April 21, 2011 at 12:00 pm. (EDT). The call-in number is 210-839-8081 and the password is “Claires.” A replay will be available through May 6, 2011. The replay number is 402-530-7636 and the password is 76428. The conference call is also being webcast and archived until May 20, 2011 on the Company’s corporate website at http://www.clairestores.com, where it can be accessed by clicking on the “Events” link located under “Financial Information” for a replay or download as an MP3 file.
Company Overview
Claire’s Stores, Inc. is one of the world’s leading specialty retailers of fashionable accessories and jewelry at affordable prices for young women, teens, tweens and girls ages 3 to 27. The Company operates through its two store concepts: Claire’s® and Icing®, while the latter operates only in North America, Claire’s operates worldwide. As of January 29, 2011, Claire’s Stores, Inc. operated 2,981 stores in North America and Europe. The Company also franchised or licensed 395 stores in Japan, the Middle East, Turkey, Russia, Greece, South Africa, Guatemala, Malta and Ukraine.

Forward-looking Statements:
This press release contains “forward-looking statements” which represent the Company’s expectations or beliefs with respect to future events. Statements that are not historical are considered forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those factors include, without limitation: changes in consumer preferences and consumer spending; competition; our level of indebtedness; general economic conditions; general political and social conditions such as war, political unrest and terrorism; natural disasters or severe weather events; currency fluctuations and exchange rate adjustments; uncertainties generally associated with the specialty retailing business; disruptions in our supply of inventory; inability to increase same store sales; inability to renew, replace or enter into new store leases on favorable terms; significant increases in our merchandise markdowns; inability to grow our store base in Europe or expand our international franchising operations; inability to design and implement new information systems; delays in anticipated store openings or renovations; uncertainty that definitive financial results may differ from preliminary financial results due to, among other things, final U.S. GAAP adjustments; results from any future asset impairment analysis; changes in applicable laws, rules and regulations, including changes in federal, state or local regulations governing the sale of our merchandise, particularly regulations relating to the content in our merchandise, general employment laws, including laws relating to overtime pay and employee benefits, health care laws, tax laws and import laws; product recalls; loss of key members of management; increases in the cost of labor; labor disputes; unwillingness of vendors and service providers to supply goods or services pursuant to historical customary credit arrangements; increases in the cost of borrowings; unavailability of additional debt or equity capital; and the impact of our substantial indebtedness on our operating income and our ability to grow. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from the Company’s forward-looking statements are included in the Company’s filings with the SEC, specifically as described in the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2010 filed with the SEC on April 13, 2010. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. The historical results contained in this press release are not necessarily indicative of the future performance of the Company.
Additional Information:
Note: Other Claire’s Stores, Inc. press releases, a corporate profile and the most recent Form 10-K and Form 10-Q reports are available on Claire’s business website at: http://www.clairestores.com.
Contact Information:
J. Per Brodin, Executive Vice President and Chief Financial Officer
Phone: (954) 433-3900, Fax: (954) 442-3999 or E-mail, investor.relations@claires.com

CLAIRE’S STORES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS
OF OPERATIONS
(In thousands)
FOURTH FISCAL QUARTER

	Three Months	Three Months
	Ended	Ended
	January 29, 2011	January 30, 2010
Net sales	$421,912	$410,691
Cost of sales, occupancy and buying expenses	199,567	192,374
Gross profit	222,345	218,317

Other expenses:
Selling, general and administrative	131,719	132,829
Depreciation and amortization	16,870	17,286
Impairment of assets	12,262	3,142
Severance and transaction-related costs	306	515
Other income, net	(553)	(3,052)

	160,604	150,720

Operating income	61,741	67,597
Gain on early debt extinguishment	—	3,212
Interest expense, net	37,238	43,139

Income before income tax expense	24,503	27,670
Income tax expense	3,182	8,205

Net income	$21,312	$19,465

YEAR TO DATE

	Twelve Months	Twelve Months
	Ended	Ended
	January 29, 2011	January 30, 2010
Net sales	$1,426,397	$1,342,389
Cost of sales, occupancy and buying expenses	685,111	663,269

Gross profit	741,286	679,120

Other expenses:
Selling, general and administrative	498,212	465,706
Depreciation and amortization	65,198	71,471
Impairment of assets	12,262	3,142
Severance and transaction-related costs	741	921
Other expense (income), net	411	(4,234)

	576,824	537,006

Operating income	164,462	142,114
Gain on early debt extinguishment	13,388	36,412
Impairment of equity investment	6,030	—
Interest expense, net	157,706	177,418

Income before income tax expense	14,114	1,108
Income tax expense	9,791	11,510

Net income (loss)	$4,323	$(10,402)

CLAIRE’S STORES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	January 29, 2011	January 30, 2010
	(In thousands, except share and per share amounts)
ASSETS
Current assets:
Cash and cash equivalents and restricted cash of $23,864 and $0, respectively	$279,766	$198,708
Inventories	136,148	110,338
Prepaid expenses	21,449	32,873
Other current assets	24,658	28,236

Total current assets	462,021	370,155

Property and equipment:
Land and building	—	19,318
Furniture, fixtures and equipment	186,514	162,602
Leasehold improvements	248,030	228,503

	434,544	410,423
Less accumulated depreciation and amortization	(233,511)	(182,439)

	201,033	227,984

Leased property under capital lease:
Land and building	18,055	—
Less accumulated depreciation and amortization	(903)	—

	17,152	—

Goodwill	1,550,056	1,550,056
Intangible assets, net of accumulated amortization of $38,747 and $28,032, respectively	557,466	580,027
Deferred financing costs, net of accumulated amortization of $41,659 and $29,949, respectively	36,434	47,641
Other assets	42,287	58,242

	2,186,243	2,235,966

Total assets	$2,866,449	$2,834,105

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Short-term debt and current portion of long-term debt	$76,154	$14,500
Trade accounts payable	54,355	42,163
Income taxes payable	11,744	10,272
Accrued interest payable	16,783	14,644
Accrued expenses and other current liabilities	107,115	99,933

Total current liabilities	266,151	181,512

Long-term debt	2,236,842	2,313,378
Revolving credit facility	194,000	194,000
Obligation under capital lease	17,290	—
Deferred tax liability	121,776	122,145
Deferred rent expense	26,637	22,082
Unfavorable lease obligations and other long-term liabilities	30,268	35,630

	2,626,813	2,687,235

Commitments and contingencies

Stockholder’s deficit:
Common stock par value $0.001 per share; authorized 1,000 shares; issued and outstanding 100 shares	—	—
Additional paid-in capital	621,099	616,086
Accumulated other comprehensive income, net of tax	1,416	2,625
Accumulated deficit	(649,030)	(653,353)

	(26,515)	(34,642)

Total liabilities and stockholder’s deficit	$2,866,449	$2,834,105

Net income (loss) reconciliation to EBITDA and Adjusted EBITDA
EBITDA represents net income (loss) before provision for income taxes, gain on early debt extinguishment, interest income and expense, impairment and depreciation and amortization. Adjusted EBITDA represents EBITDA further adjusted to exclude non-cash and unusual items. Management uses Adjusted EBITDA as an important tool to assess our operating performance. Management considers Adjusted EBITDA to be a useful measure in highlighting trends in our business and in analyzing the profitability of similar enterprises. Management believes that Adjusted EBITDA is effective, when used in conjunction with net income (loss), in evaluating asset performance, and differentiating efficient operators in the industry. Furthermore, management believes that Adjusted EBITDA provides useful information to potential investors and analysts because it provides insight into management’s evaluation of our results of operations. Our calculation of Adjusted EBITDA may not be consistent with “EBITDA” for the purpose of the covenants in the agreements governing our indebtedness.
EBITDA and Adjusted EBITDA are not measures of financial performance under U.S. GAAP, are not intended to represent cash flow from operations under U.S. GAAP and should not be used as an alternative to net income (loss) as an indicator of operating performance or to cash flow from operating, investing or financing activities as a measure of liquidity. Management compensates for the limitations of using EBITDA and Adjusted EBITDA by using it only to supplement our U.S. GAAP results to provide a more complete understanding of the factors and trends affecting our business. Each of EBITDA and Adjusted EBITDA has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.
Some of the limitations of EBITDA and Adjusted EBITDA are:
•	EBITDA and Adjusted EBITDA do not reflect our cash used for capital expenditures;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacements;

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital requirements;

•	EBITDA and Adjusted EBITDA do not reflect the cash necessary to make payments of interest or principal on our indebtedness; and

•	EBITDA and Adjusted EBITDA do not reflect non-recurring expenses which qualify as extraordinary items such as one-time write-offs to inventory and reserve accruals.
While EBITDA and Adjusted EBITDA are frequently used as a measure of operations and the ability to meet indebtedness service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.
While management believes that these measures provide useful information to investors, the SEC may require that EBITDA and Adjusted EBITDA be presented differently or not at all in future filings we will make with the SEC.

CLAIRE’S STORES, INC. AND SUBSIDIARIES
ADJUSTED EBITDA
(UNAUDITED)
(In Thousands)

	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended
	January 29, 2011	January 30, 2010	January 29, 2011	January 30, 2010
Net income (loss)	$21,321	$19,465	$4,323	$(10,402)
Income tax expense	3,182	8,205	9,791	11,510
Gain on early debt extinguishment	—	(3,212)	(13,388)	(36,412)
Interest expense	37,266	43,203	157,850	177,623
Interest income	(28)	(64)	(144)	(205)
Impairment (a)	12,262	3,142	18,292	3,142
Depreciation and amortization	16,870	17,286	65,198	71,471

Reported EBITDA	90,873	88,025	241,922	216,727
– stock compensation, book to cash rent, intangible amortization (b)	3,149	2,938	9,865	10,439
– management fee, consulting, joint venture investment (c)	673	2,187	6,442	5,214
– other (d)	2,265	279	5,661	1,490

Adjusted EBITDA	$96,960	$93,429	$263,890	$233,870

a)	Represents non-cash impairment charges.

b)	Includes: non-cash stock compensation expense, net non-cash rent expense, amortization of rent free periods, the inclusion of cash landlord allowances, and the net accretion of favorable (unfavorable) lease obligations and non-cash amortization of lease rights.

c)	Includes: the management fee paid to Apollo Management and Tri-Artisan Capital Partners, non-recurring consulting expenses and non-cash equity loss from our former 50:50 joint venture (effective September 2, 2010, the Company had no ownership in this joint venture).

d)	Includes: non-cash losses on property and equipment primarily associated with the sale of our North American distribution center/office building, remodels, relocations and closures; the gain on sale of lease rights upon exiting certain European locations; costs, including third party charges and compensation, incurred in conjunction with the relocation of new employees; non-cash foreign exchange gains/losses resulting from intercompany transactions and revaluations of U.S. dollar denominated cash accounts of our foreign entities; and severance and transaction related costs, Pan European Transformation costs and Cost Savings Initiative costs.